Exhibit 10.1

ALPHA TAU MEDICAL LTD.

August 10, 2023

Deep Insight Limited Partnership (the “Buyer”)

3 Arik Einstein Street

Herzliya, 4659071

Israel

Dear Sirs,

Re: Registration Undertaking

Reference is hereby made to (i) that certain Secondary Share Purchase Agreement by and between the Buyer and Althera Medical Ltd., a company in voluntary liquidation (the “Seller”) dated August 10, 2023 (the “SPA”) for the purchase of 1,100,000 Ordinary Shares of Alpha Tau Medical Ltd. (the “Company” and the Purchased Shares” respectively) by the Buyer; and (ii) that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the shareholders of the Company listed therein dated July 7, 2021 (the “IRA”).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the SPA or the IRA, as specified below.

The Company hereby acknowledges and agrees that a material condition of the acquisition of the Purchased Shares by the Buyer pursuant to the SPA is the Company’s undertakings and obligations contained herein and that the Buyer is effecting such acquisition of the Purchased Shares in reliance thereon.

Accordingly, the Company agrees and covenants to the Buyer as follows:

1.	Within 60 days as of the date hereof (the “Registration Date”), the Company shall file a registration statement covering all of the Purchased Shares and permitting the public resale of the Purchased Shares by the Buyer without limitation (the “Resale Registration Statement”). The Company shall keep such registration statement effective until the earlier of (i) the date that all of the Purchased Shares have been sold by the Buyer or (ii) such time as SEC Rule 144 (as defined in the IRA) or another similar exemption under the Securities Act (as defined in the IRA) is available for the sale of all of the Purchased Shares without limitation during a three-month period without registration (the “Rule 144 Period”),provided however, if at any time during a Rule 144 Period (but prior to the Final Expiration Date) the Company has another similar resale registration statement effective for the shareholders of the Company, then the Company shall also keep the registration statement for the Buyer effective; or (iii) three years following the effective date of the Resale Registration Statement (the “Final Expiration Date”).

Notwithstanding the foregoing obligations, if the Company furnishes to Buyer a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for the Resale Registration Statement to either become effective or remain effective for as long as such Resale Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such Resale Registration Statement, and any time periods with respect to filing or effectiveness thereof or of the expiration of the obligation to keep effective the Resale Registration Statement shall be tolled correspondingly, for a period of not more than one hundred and twenty (120) days; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such 120-day period.

2.	In addition, in the event that, prior to the filing of the Resale Registration Statement, the Company proposes to register (including, for the purposes hereof, any registration effected by the Company under the Securities Act (as defined in the IRA) for any holder(s) of any of its Ordinary Shares in connection with the public offering of such securities), then, the Company shall, at such time, promptly give the Buyer notice of such registration. Upon the request of the Buyer, the Company shall cause to be registered all of the Purchased Shares that Buyer has requested to be included in such registration.

Notwithstanding the foregoing, in the event that the aforementioned registration referred to in this Section 2 is by means of an underwriting and there is a limitation on the number of shares that will be included in such registration, the Buyer agrees that its participation in such underwriting shall be subject to the cutback provisions contained in Section 2.3 of the IRA (Underwriting Requirements) and the Purchased Shares shall be treated as Preferred Registrable Securities for such purposes (as such term is defined in the IRA).

3.	In the event the Company is required to effect the registration of the Purchased Shares pursuant to the terms of either Section 1 or Section 2 hereof, then (1) the Company shall, as expeditiously as possible, take all of the actions contained in Section 2.4 of the IRA (Obligations of the Company) with respect to the Purchased Shares, mutatis mutandis and (2) the Buyer shall, as expeditiously as possible, take all of the actions contained in Section 2.5 of the IRA mutatis mutandis.

4.	With respect to any Purchased Shares that are included in a registration statement pursuant to either Section 1 or Section 2 hereof, the Company shall indemnify the Buyer and its related parties in the same manner as provided in Section 2.8(a) of the IRA, mutatis mutandis, and the Buyer shall indemnify the Company and its related parties in the same manner as provided in Section 2.8(b) of the IRA, mutatis mutandis.

5.	For the purposes of making available to the Buyer the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

a.	make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

b.	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (both as defined in the IRA) at any time after the Company has become subject to such reporting requirements; and

c.	furnish to the Buyer, so long as the Buyer owns any Purchased Securities, forthwith upon written request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act , or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 at any time after the Company so qualifies; and (ii) such other information as may be reasonably requested in availing the Buyer of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 at any time after the Company so qualifies to use such form.

6.	The Company represents and warrants to the Buyer that:

a.	The execution, delivery and performance by the Company of this undertaking is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company.

b.	No consents or approvals are required in connection with the performance of this undertaking by the Company, other than the Company’s necessary corporate approvals, which have been received prior to or concurrently with the date hereof.

c.	This undertaking constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

d.	Neither the execution and delivery of this undertaking, nor compliance by the Company with the terms and provisions hereof, will result in a breach or violation of, any of the terms, conditions and provisions of: (a) the Company’s Articles of Association in effect as of the date hereof, (b) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject, (c) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (d) to the Company’s knowledge, applicable law.

7.	All reasonable expenses incurred in connection with registrations, filings, or qualifications pursuant to fulfilling the Company’s obligations hereunder shall be borne 50% by the Buyer and 50% by the Seller. Without derogation from the foregoing, the parties currently anticipate such expenses to total no more than $50,000.

8.	The terms and conditions of this undertaking inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties hereunder. The rights and obligations of the Company hereunder may not be transferred or assigned in whole or in part without the prior written consent of the Buyer. The Buyer will have the right to assign its rights and obligations hereunder to any permitted transferee (as such term is used in Article 68(i) of the Company’s Articles of Association in effect as of the date hereof) of the Purchased Shares*.

9.	This Agreement shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof.

10.	If any provision of this undertaking is found by a proper authority to be unenforceable, that provision will be severed and the remainder of this undertaking will continue in full force and effect.

11.	This undertaking constitutes the entire understanding between the Buyer and the Company with respect to the subject matter hereof. Any prior understanding, undertakings or representations, written or oral with respect to the subject matters hereof, will be of no force or effect. Any waiver, modification or amendment of any provision of this undertaking will be effective only if in writing and signed by both the Buyer and the Company. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. For the avoidance of doubt, the Seller is not transferring or assigning any rights it has under the IRA to the Buyer with respect to the Purchased Shares.

12.	No delay or omission to exercise any right, power, or remedy accruing to any party under this undertaking, upon any breach or default of any other party under this undertaking, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this undertaking or by law or otherwise afforded to any party, shall be cumulative and not alternative.

13.	This undertaking may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Yours sincerely,

Alpha Tau Medical Ltd.

/s/ Uzi Sofer
By: Uzi Sofer
Title: Chief Executive Officer

Agreed and accepted:

/s/ Barak Ben Eliezer
Deep Insight Limited Partnership
By: Barak Ben Eliezer
Title: Managing Partner

Agreed and accepted with respect to Section 7 above:

/s/ Zvi Chowers
Althera Medical Ltd. (in voluntary liquidation)
By: Zvi Chowers
Title: Liquidator